UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 1, 2009
Date of Report (Date of earliest event reported)

EMCORE CORPORATION
Exact Name of Registrant as Specified in its Charter

New Jersey	0-22175	22-2746503
State of Incorporation	Commission File Number	IRS Employer Identification Number

10420 Research Road, SE, Albuquerque, New Mexico 87123
Address of principal executive offices, including zip code

(505) 332-5000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                      Entry into a Material Definitive Agreement

On October 1, 2009, we entered into what is sometimes termed an equity line of credit arrangement with Commerce Court Small Cap Value Fund, Ltd., or Commerce Court. Specifically, we entered into a Common Stock Purchase Agreement, or the Purchase Agreement, that provides that, upon the terms and subject to the conditions set forth therein, Commerce Court is committed to purchase up $25 million worth of shares of our common stock over the 24-month term of the Purchase Agreement; provided, however, in no event may we sell under the Purchase Agreement more than 15,971,169 shares of common stock, which is equal to one share less than twenty percent of our outstanding shares of common stock on the closing date of the Purchase Agreement, less the number of shares of common stock we issued to Commerce Court on the closing date in partial payment of its commitment fee.  Under the Purchase Agreement, on the closing date, we also issued warrants to purchase up to an aggregate of 1,600,000 shares of our common stock.  The terms of the warrants are described below.

From time to time over the term of the Purchase Agreement, and at our sole discretion, we may present Commerce Court with draw down notices to purchase our common stock over ten consecutive trading days or such other period mutually agreed upon by us and Commerce Court, or the draw down period, with each draw down subject to limitations based on the price of our common stock and a limit of 2.5% of our market capitalization at the time of such draw down. We are able to present Commerce Court with up to 24 draw down notices during the term of the Purchase Agreement, with only one such draw down notice allowed per draw down period and a minimum of five trading days required between each draw down period.

Once presented with a draw down notice, Commerce Court is required to purchase a pro rata portion of the shares on each trading day during the trading period on which the daily volume weighted average price for our common stock exceeds a threshold price determined by us for such draw down. The per share purchase price for these shares will equal the daily volume weighted average price of our common stock on each date during the draw down period on which shares are purchased, less a discount of 5%. If the daily volume weighted average price of our common stock falls below the threshold price on any trading day during a draw down period, the Purchase Agreement provides that Commerce Court will not be required to purchase the pro-rata portion of shares of common stock allocated to that day. However, at its election, Commerce Court may buy the pro-rata portion of shares allocated to that day at the threshold price less the discount described above.

The Purchase Agreement also provides that, from time to time and at our sole discretion, we may grant Commerce Court the right to exercise one or more options to purchase additional shares of our common stock during each draw down period for an amount of shares specified by us based on the trading price of our common stock. Upon Commerce Court’s exercise of an option, we would sell to Commerce Court the shares of our common stock subject to the option at a price equal to the greater of the daily volume weighted average price of our common stock on the day Commerce Court notifies us of its election to exercise its option or the threshold price for the option determined by us, less a discount calculated in the same manner as it is calculated in the draw down notices.

In addition to our issuance of shares of common stock to Commerce Court pursuant to the Purchase Agreement, the registration statement to which this prospectus relates also covers the sale of those shares from time to time by Commerce Court to the public. Commerce Court is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.  Commerce Court has informed us that it will use an unaffiliated broker-dealer to effectuate all sales, if any, of common stock that it may purchase from us pursuant to the Purchase Agreement. Such sales will be made on the Nasdaq Global Market at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Commerce Court has informed us that each such broker-dealer will receive commissions from Commerce Court which will not exceed customary brokerage commissions. Commerce Court may also pay other expenses associated with the sale of the common stock it acquires pursuant to the Purchase Agreement.

The shares of common stock issued under the Purchase Agreement may be sold in one or more of the following manners:

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers; or
•	a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction.

Commerce Court has agreed that during the term of and for a period of 90 days after the termination of the Purchase Agreement, neither Commerce Court nor any of its affiliates will, directly or indirectly, sell any of our securities except the shares that it owns or has the right to purchase pursuant to the provisions of a draw down notice. Commerce Court has agreed that during the periods listed above neither it nor any of its affiliates will enter into a short position with respect to shares of our common stock except that Commerce Court may sell shares that it is obligated to purchase under a pending draw down notice but has not yet taken possession of so long as Commerce Court covers any such sales with the shares purchased pursuant to such draw down notice. Commerce Court has further agreed that during the periods listed above it will not grant any option to purchase or acquire any right to dispose or otherwise dispose for value of any shares of our common stock or any securities convertible into, or exchangeable for, or warrants to purchase, any shares of our common stock, or enter into any swap, hedge or other agreement that transfers, in whole or in part, the economic risk of ownership of our common stock, except for the sales permitted by the prior two sentences.

In addition, Commerce Court and any unaffiliated broker-dealer will be subject to liability under the federal securities laws and must comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock by Commerce Court or any unaffiliated broker-dealer. Under these rules and regulations, Commerce Court and any unaffiliated broker-dealer:

•	may not engage in any stabilization activity in connection with our securities;
•
must furnish each broker which offers shares of our common stock covered by the prospectus that is a part of our Registration Statement with the number of copies of such prospectus and any prospectus supplement which are required by each broker; and

•	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

These restrictions may affect the marketability of the shares of common stock purchased and sold by Commerce Court and any unaffiliated broker-dealer.

We have agreed to indemnify and hold harmless Commerce Court, any unaffiliated broker-dealer and each person who controls Commerce Court or any unaffiliated broker-dealer against certain liabilities, including certain liabilities under the Securities Act. We have agreed to pay up to $45,000 of Commerce Court’s attorneys’ fees and expenses incurred by Commerce Court in connection with the preparation, negotiation, execution and delivery of the Purchase Agreement and related transaction documentation. We have also agreed to pay certain fees and expenses incurred by Commerce Court in connection with any amendments, modifications or waivers of the Purchase Agreement, ongoing due diligence of our company and other transaction expenses associated with fixed requests made by us from time to time during the term of the Purchase Agreement, provided that we shall not be required to pay any reimbursement for any such expenses in any calendar quarter in which we provide a fixed request notice. Further, if we issue a draw down notice and fail to deliver the shares to Commerce Court on the applicable settlement date, and such failure continues for ten trading days, we have agreed to pay Commerce Court liquidated damages in cash or restricted shares of our common stock, at Commerce Court’s option.

Commerce Court has agreed to indemnify and hold harmless us and each of our directors, officers and persons who control us against certain liabilities under the Securities Act that may be based upon written information furnished by Commerce Court to us for inclusion in this prospectus or any other prospectus or prospectus supplement related to this transaction.

Upon each sale of our common stock to Commerce Court under the Purchase Agreement, we have also agreed to pay Reedland Capital Partners, an Institutional Division of Financial West Group, a placement fee equal to 1% of the aggregate dollar amount of common stock purchased by Commerce Court. We have agreed to indemnify and hold harmless Reedland against certain liabilities, including certain liabilities under the Securities Act.

As payment of a portion of Commerce Court’s fees in connection with the Purchase Agreement, we agreed to issue to Commerce Court upon the execution of the Purchase Agreement 185,185 shares of our common stock and three warrants representing the right to purchase up to an aggregate of 1,600,000 shares of our common stock, as follows:  (i) a warrant, pursuant to which Commerce Court may purchase up to 666,667 shares of our common stock at an initial exercise price of $1.69, which is equal to 125% of the average of the volume weighted average price of our common stock for the three trading days immediately preceding the execution date of the Purchase Agreement, (ii) a warrant, pursuant to which Commerce Court may purchase from up to 666,667 shares of our common stock at an initial exercise price of $2.02, which is equal to 150% of the average of the volume weighted average price of our common stock for the three trading days immediately preceding the execution date of the Purchase Agreement, and (iii) a warrant, pursuant to which Commerce Court may purchase up to 266,666 shares of our common stock at an initial exercise price of $2.36, which is equal to 175% of the average of the volume weighted average price of our common stock for the three trading days immediately preceding the execution date of the Purchase Agreement. The warrants may be exercised at any time or from time to time between April 1, 2010 and April 1, 2015.  The warrants may not be offered for sale, sold, transferred or assigned without our consent, in whole or in part, to any person other than an affiliate of Commerce Court.  If we (i) pay a stock dividend on our common stock or otherwise make a distribution that is payable in shares of common stock, (ii) subdivide our common stock into a larger number of shares or (iii) combine our then outstanding shares of common stock into a smaller number of shares, then in each case the exercise price of the warrants and the number of shares issuable upon the exercise of the warrants will be proportionately adjusted.  If after April 1, 2010, our common stock trades at a price greater than 140% of the exercise price of any warrant for a period of 10 consecutive trading days and we meet certain equity conditions, then we have the right to effect a mandatory exercise of such warrant.

The foregoing descriptions are qualified in their entirety by reference to the Purchase Agreement and the Form of Warrant, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively.

ITEM 9.01      Financial Statements and Exhibits.

 (d)           Exhibits

Exhibit Number	Description
10.1	Common Stock Purchase Agreement dated October 1, 2009 by and between EMCORE Corporation and Commerce Court Small Cap Value Fund, Ltd.
10.2	Form of Warrant
99.1	Press Release, dated October 1, 2009, issued by EMCORE Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION
Dated: October 1, 2009	By: /s/ John M. Markovich Name: John M. Markovich Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Common Stock Purchase Agreement dated October 1, 2009 by and between EMCORE Corporation and Commerce Court Small Cap Value Fund, Ltd.
10.2	Form of Warrant
99.1	Press Release, dated October 1, 2009, issued by EMCORE Corporation